As filed with the Securities and Exchange Commission on July 31, 2026

Registration No. 333-167331

Registration No. 333-188766

Registration No. 333-238236

Registration No. 333-279825

Registration No. 333-286545

Registration No. 333-287072

Registration No. 333-289127

Registration No. 333-292133

Registration No. 333-294340

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-167331

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-188766

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-238236

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-279825

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-286545

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-287072

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-289127

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-292133

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-294340

UNDER THE SECURITIES ACT OF 1933

SLEEP NUMBER CORPORATION

(Exact name of registrant as specified in its charter)

Minnesota	41-1597886
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

1001 Third Avenue South, Minneapolis, MN	55404
(Address of principal executive offices)	(Zip Code)

Select Comfort Corporation 2010 Omnibus Incentive Plan

Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan

Sleep Number Corporation 2020 Equity Incentive Plan

Restricted Stock Unit with Modifier Inducement Awards

Performance Stock Unit Inducement Awards

Restricted Stock Unit Inducement Awards

Sleep Number Corporation 2020 Equity Incentive Plan, as Amended

(Full title of the plans)

Samuel R. Hellfeld

Chief Legal and Risk Officer and Secretary

Sleep Number Corporation

1001 Third Avenue South

Minneapolis, Minnesota 55404

(Name and address of agent for service)

Telephone: (763) 551-7000

(Telephone Number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

Sleep Number Corporation (the “Registrant”) is filing these Post-Effective Amendments to deregister any and all securities registered under the following registration statements (each, a “Registration Statement,” and collectively, the “Registration Statements”) filed by the Registrant with the Securities and Exchange Commission (the “SEC”):

•	Form S-8 Registration Statement No. 333-167331, relating to the Select Comfort Corporation 2010 Omnibus Incentive Plan;

•	Form S-8 Registration Statement No. 333-188766, relating to the Select Comfort Corporation Amended and Restated 2010 Omnibus Incentive Plan;

•	Form S-8 Registration Statement No. 333-238236, relating to the Sleep Number Corporation 2020 Equity Incentive Plan;

•	Form S-8 Registration Statement No. 333-279825, relating to the Sleep Number Corporation 2020 Equity Incentive Plan;

•	Form S-8 Registration Statement No. 333-286545, relating to Restricted Stock Unit with Modifier Inducement Awards, Performance Stock Unit Inducement Awards and Restricted Stock Unit Inducement Awards;

•	Form S-8 Registration Statement No. 333-287072, relating to Performance Stock Unit Inducement Awards and Restricted Stock Unit Inducement Awards;

•	Form S-8 Registration Statement No. 333-289127, relating to the Sleep Number Corporation 2020 Equity Incentive Plan, as Amended;

•	Form S-8 Registration Statement No. 333-292133, relating to Restricted Stock Unit Inducement Award;

•	Form S-8 Registration Statement No. 333-294340, relating to Restricted Stock Unit Inducement Award and Performance Stock Unit Inducement Awards.

The Registrant has terminated all offerings of the Registrant’s securities pursuant to the Registration Statements described above. In accordance with the undertaking made by the Registrant in the Registration Statements to remove from registration, by means of post-effective amendment, any of the securities that had been registered for issuance that remain unsold at the termination of the offerings, the Registrant hereby removes from registration all of such securities of the Registrant registered under the Registration Statements that remain unsold as of the date of these Post-Effective Amendments.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the date stated below.

SLEEP NUMBER CORPORATION

Date: July 31, 2026	By:	/s/ Samuel R. Hellfeld
Name: Samuel R. Hellfeld
Title: Executive Vice President, Chief Legal and Risk Officer

No other person is required to sign these Post-Effective Amendments to the Registration Statements in reliance upon Rule 478 under the Securities Act of 1933, as amended.